UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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Form 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 14, 2014
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Commission File Number 333-170315

First Titan Corp.
(Exact name of small business issuer as specified in its charter)

Florida	27-3480481
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

495 Grand Boulevard, Suite 206 Miramar Beach, Florida	32550
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (850) 269-7267

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On March 14, 2014, First Titan Corp. (“FTTN” or the “Company”) entered into a participation and operating agreement (the “Participation Agreement”) with SoHo Resource Holdings I, LLC (“SoHo”) for the joint acquisition and development of oil and gas leases in Bell, Milam, Falls, Robertson, Limestone, Freestone, Leon, Madison and Brazos counties in Texas (the “Target Area”). Under the terms of the Participation Agreement, the Company will pay $300 per acre for its proportionate share of acreage in the Target Area (the “Target Acreage”). The Target Acreage, which will not have more than a 25% royalty burden, will be acquired by SoHo, who will manage all operations under the Participation Agreement.  Under the terms of the Participation Agreement, the Company will be invoiced for its share of the Target Acreage cost and will have thirty days to pay its proportionate cost for the Target Acreage.  The Company will pay 33.33% of the drilling and completion costs associated with the wells drilled and/or recompleted on the Target Acreage in order to receive its 25.00% working interest in the wells until payout and 18.75% working interest after well payout. Under the terms of the Participation Agreement, the Company must remit its proportionate share of drilling and completion costs within fifteen days of notice by SoHo.

Upon signing the Participation Agreement, the Company had 30 days to fund an initial $50,000 for its share of the costs to acquire the first tranche of Target Acreage. The Company funded the initial $50,000 on April 2, 2014.  The Company does not have cash on hand in order to fully satisfy its obligations under the Participation Agreement and is currently seeking additional required financing.

Item 5.05	Waiver of a Provision of the Code of Ethics

G. Jonathan Pina, our CEO, owns 50% of the membership interest in SoHo; however he does not have daily management oversight of SoHo. The Company’s Participation Agreement with SoHo could represent a conflict of interest as a result of Mr. Pina’s ownership of SoHo and his position as CEO of the Company. The Company’s Code of Business Conduct and Ethics prohibits conflicts of interest except under guidelines approved by our board of directors. Prior to Mr. Pina’s appointment as President and CEO of the Company, Mr. Pina disclosed his ownership interest in SoHo. The board of directors granted a waiver of the conflict of interest on March 14, 2014 when the Participation Agreement was originally signed. On March 17, 2014, the Company’s board of directors acknowledged and authorized the conflict of interest in approving the Participation Agreement and Mr. Pina’s appointment as President and CEO of the Company.

Item 9.01	Financial Statements and Exhibits.

10.1	Oil & Gas Participation and Operating Agreement – Mustang Project between First Titan Corp. and SoHo Resource Holdings I, LLC dated March 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 9, 2014	First Titan Corp.

By: /s/ G. Jonathan Pina
G. Jonathan Pina
Chief Executive Officer
Principal Financial Officer